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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                        August 26, 2004 (August 20, 2004)


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                       00-29669                84-1176494
----------------------------     ----------------------     --------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



     8100 South Akron Street, Suite 308
     Englewood, Colorado 80112                                      80112
-------------------------------------------------------     --------------------
    (Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 1.03  BANKRUPTCY OR RECEIVERSHIP.


On August 20, 2004, the Bankruptcy Court for the District of Colorado in the Chapter 11 case of OnLine Power Supply, Inc. (Case No. 04-20467 ABC) approved the sale of substantially all the company's assets to Saturn Electronics and Engineering, Inc. The purchase price is $400,000, however, that amount will be reduced by approximately $70,000 which represents the outstanding balance due on the debtor-in-possession financing provided by Saturn. The closing of the sale is scheduled to occur on August 30, 2004.

The company plans to convert the case to a Chapter 7 liquidation on or about September 30, 2004. Thereafter, the administration of the case, including the liquidation and distribution of the company's remaining assets, will be conducted by a Chapter 7 Trustee. At the present time the company does not expect there will be any distributions to the company's shareholders.

For further information, please contact John Wasserman, Sender & Wasserman at 303-296-1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONLINE POWER SUPPLY, INC.


Dated: August 26, 2004                   By:   /s/  Gary Young
                                              ---------------------------------
                                              GARY YOUNG,
                                              Chief Executive Officer




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